                                                                    EXHIBIT 21.1

                              List of Subsidiaries

Name                                       State of Incorporation
----                                       ----------------------
WGJ Deserts and Cafes, Inc.                      New York

Batter-Bake Chatterley Inc.                     New Jersey






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